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    As filed with the Securities and Exchange Commission on February 2, 1998

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                            LAMONTS APPAREL, INC.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



                 DELAWARE                           75-2076160
             ------------------                -----------------------
          (State of Incorporation or              (I.R.S. Employer
                 Organization)                   Identification No.)

                             LAMONTS APPAREL, INC.
                            12413 WILLOWS ROAD N.E.
                          KIRKLAND, WASHINGTON  98034
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                   (Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box./ /

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box./X/

Securities Act registration statement file number to which this form relates:
                                                               Not Applicable
                                                              ----------------
                                                               (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

              Class A Common Stock, par value $.01 per share
             -------------------------------------------------
                             (Title of Class)
  Class A Warrants to purchase Class A Common Stock, par value $.01 per share
  ----------------------------------------------------------------------------
                             (Title of Class)
  Class B Warrants to purchase Class A Common Stock, par value $.01 per share
  ----------------------------------------------------------------------------
                             (Title of Class)
  Class C Warrants to purchase Class A Common Stock, par value $.01 per share
  ----------------------------------------------------------------------------
                             (Title of Class)

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          This Registration Statement relates to the registration with the Securities and Exchange Commission (the "Commission") of Class A Common Stock, par value $.01 per share (the "Common Stock"), of the Registrant and Class A Warrants, Class B Warrants, and Class C Warrants to purchase shares of Common Stock (collectively, the "Warrants") of the Registrant. The description of the Common Stock and the Warrants to be registered hereunder is set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (No. 333-44311) filed with the Commission on January 15, 1998, which is incorporated herein by reference.

ITEM 2.   EXHIBITS.

          The required exhibits are listed on the exhibit index attached hereto.

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                                      SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                               LAMONTS APPAREL, INC.




Date:  February 2, 1998        By: /s/ ALAN R. SCHLESINGER
                                  -----------------------------------------
                                   Name:  Alan R. Schlesinger
                                   Title: Chairman of the Board, President
                                             and Chief Executive Officer

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                                    EXHIBIT INDEX

Exhibit No.   Description
----------    -----------

     1.       Second Restated Certificate of Incorporation of the Registrant.(1)

     2.       Amended and Restated Bylaws of the Registrant.(1)

     3.       Specimen Class A Common Stock Certificate.(1)

     4. Warrant Agreement dated January 31, 1998 entered into between the Registrant and Norwest Bank Minnesota, N.A., as Warrant Agent.

     5. Warrant Agreement dated January 31, 1998 entered into between the Registrant and Specialty Investment I LLC.

     6. Form of Warrant Agreement dated January 31, 1998 entered into between the Registrant and each of Alan R. Schlesinger, Loren R. Rothschild, Debbie A. Brownfield, E.H. Bulen and Gary Grossblatt.
______________
(1) Incorporated by reference from the Registrant's Registration Statement on Form S-1 (Registration No. 333-44311) filed with the Commission on January 15, 1998.